UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008

KAISER GROUP HOLDINGS, INC.

(Successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9300 Lee Highway Fairfax, Virginia	22031-1207
(Address of principal executive offices)	(Zip Code)

(703) 934-3413
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Kaiser Group Holdings, Inc. (the “Company”) today announced the results of its offer to purchase (the “Offer”) for cash all shares of common stock of the Company held by stockholders of the Company owning (beneficially or of record) fewer than 100 shares, as of the close of business on October 22, 2007 and who continue to hold such shares through the expiration date of the Offer, which expired at 5:00 p.m., New York City time, on Wednesday, January 9, 2008.

Based on the final count by Computershare Trust Company, N.A., the depositary and paying agent for the Offer (“Computershare”), 6,082 shares of common stock from 406 record and beneficial holders eligible to participate in the Offer were properly tendered.  The Company has accepted for purchase all of the shares properly tendered at a purchase price of $29.80 per share for each share tendered, for an aggregate purchase price of $181,243.60.

Computershare, as paying agent for the Offer, will promptly issue payment for the shares validly tendered and accepted for purchase under the Offer.

The number of shares accepted for purchase by the Company in the Offer represents 0.34% of its currently-outstanding shares of common stock.  The Offer has resulted in a reduction of the Company’s stockholders of record to fewer than 300.  Consequently, the Company is eligible to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so long as the number of stockholders of record of the common stock remains below 300.  If the Company terminates registration of its common stock under the Exchange Act, the Company will no longer file periodic reports with the Securities and Exchange Commission (the “Commission”), including annual reports on Form 10-K and quarterly reports on Form 10-Q, and will not be subject to the Commission’s proxy rules.  At this time, the Company is continuing to assess whether or not to terminate the registration of its common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaiser Group Holdings, Inc.
(Registrant)

/s/ Douglas W. McMinn

Name:	Douglas W. McMinn
Title:	President and Chief Executive Officer

Date: January 11, 2008